UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2020

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2020, Cantel Medical Corp. (“Cantel” or the “Company”) entered into a Second Amendment (“Second Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of June 28, 2018 (as amended, supplemented or otherwise modified from time to time, including by the First Amendment, dated as of September 6, 2019, and the Second Amendment the “Credit Agreement”), among the Company, its subsidiary obligors party thereto, Bank of America, N.A. as administrative agent, swing line lender and L/C issuer and the lenders party thereto.

The Second Amendment’s principal changes to the Credit Agreement include (a) permitting Cantel to incur indebtedness in the form of convertible debt, (b) increasing the maximum consolidated leverage ratio covenant for the fiscal quarter ending April 30, 2020 to 5.25:1.00 and suspend such financial maintenance covenant until October 31, 2021, at which point the maximum consolidated leverage ratio covenant will be reinstated on the terms set forth in the Second Amendment, (c) suspending the consolidated interest coverage ratio from after April 30, 2020 until October 31, 2021, (d) requiring Cantel to maintain minimum liquidity (as defined in the Second Amendment) of at least $50,000,000 during the fiscal quarter ending July 31, 2020 and $75,000,000 during each of the fiscal quarters ending with the fiscal quarter ending July 31, 2021, (e) requiring Cantel to maintain minimum consolidated EBITDA (as defined in the Second Amendment) for each period of four fiscal quarters ending on the last day of the fiscal quarters ending July 31, 2020 through July 31, 2021 in the amounts set forth in the Second Amendment and (f) limiting Cantel’s ability to pay dividends and repurchase shares of its common stock during the period the consolidated leverage ratio and consolidated interest coverage ratio are suspended. Cantel will not be issuing a dividend on August 1, 2020.

Pursuant to the Credit Agreement, subject to the satisfaction of certain conditions precedent, including the consent of the lenders, Cantel may from time to time increase its borrowing capacity under the revolving credit facility by, or incur incremental term loans in, an aggregate amount not to exceed the sum of (i) the greater of (x) $300 million or (y) an amount equal to two times Cantel’s consolidated EBITDA, calculated on a pro forma basis, plus (ii) the aggregate principal amount of voluntary prepayments of the revolving loans and term loans, minus the aggregate principal amount of certain incremental secured indebtedness otherwise incurred in accordance with the terms of the Credit Agreement.

The interest rates have been amended so that loans under the Credit Agreement, until the third business day following the date on which a compliance certificate is delivered for the fiscal quarter ending October 31, 2021, bear interest at 2.00% above the base rate for base rate borrowings, or at 3.00% above LIBOR for LIBOR-based borrowings, and the Credit Agreement also provides for commitment fees of 0.50% on undrawn revolving facility commitments. Thereafter, (i) borrowings under the Credit Agreement bear interest at rates ranging from 0.00% to 1.75% above base rate for base rate borrowings, or at rates ranging from 1.00% to 2.75% above LIBOR for LIBOR-based borrowings, depending on the Company’s consolidated leverage ratio, which is the consolidated ratio of total funded debt (minus certain unrestricted cash) to consolidated EBITDA and (ii) the Credit Agreement also provides for commitment fees ranging from 0.20% to 0.50%, depending on the Company’s consolidated leverage ratio on undrawn revolving facility commitments.

The Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities and is secured by (i) substantially all assets of Cantel and its U.S.-based subsidiaries, (ii) a pledge by Cantel and its U.S.-based subsidiaries that guarantees the obligations under the Credit Agreement of all of the outstanding shares of its U.S.-based subsidiaries and 65% of the outstanding shares of certain of Cantel’s foreign-based subsidiaries and (iii) a guaranty by Cantel’s domestic subsidiaries.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The government lockdowns and social distancing initiatives related to the COVID-19 pandemic have led to disruption across many of the markets in which Cantel operates. This disruption had the most pronounced impact over the last five weeks of Cantel’s third quarter, which ended April 30, 2020.

Revenue for the third quarter is estimated at $235–$237 million, down approximately 18% sequentially vs. the prior quarter. Over the last five weeks of the third quarter, the segments of the business most exposed to elective procedures were down approximately 65%, while the Company’s total revenues were down approximately 50%, in each case compared with the last five weeks of the second quarter of fiscal 2020. While the Company has taken steps to restrict variable and discretionary spending, the impact on operating and net income is expected to be substantially greater. The Company expects this recent weakness to continue into the fourth quarter, and gradually improve as elective procedures are restored in its end markets.

As of April 30, 2020, the Company had a cash and cash equivalents balance of approximately $110 million and a revolving credit facility outstanding balance of approximately $400 million.

Our estimated unaudited financial results as of and for the three months ended April 30, 2020 presented above are preliminary and are subject to the close of the quarter, completion of our quarter-end closing procedures and further financial review. The preliminary financial and business information presented herein has been prepared by and is the responsibility of our management and is based upon information available to us as of the date hereof. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the period are finalized.

As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary results as of and for the three months ended April 30, 2020 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending July 31, 2020 or in any future period, in particular due to the impact of the ongoing COVID-19 pandemic. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2019 and January 31, 2020, as further updated by this Current Report on Form 8-K. Investors are cautioned not to place undue reliance on such preliminary estimates.

The information in this Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Base Salary of Executive Officers

On May 12, 2020, the Company announced that, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its anticipated impact on the Company’s operations, all of our executive officers, including our Chief Executive Officer and our other named executive officers, will be taking a temporary reduction in base salary of at least 10 percent lasting until at least August 23, 2020. In addition, our Chief Executive Officer, George Fotiades, will completely forgo his base salary until at least June 30, 2020, other than payments necessary to retain his benefits. Our Chairman, Charles Diker, is also foregoing his base salary until at least June 1, 2020, other than payments necessary to retain his benefits.

Reduction in Annual Cash Retainer for the Company’s Board of Directors

On May 12, 2020, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its anticipated impact on the Company’s operations, the Board of Directors of the Company (the “Board”) determined that they will forego the entirety of their semi-annual cash retainer, otherwise payable on August 1, 2020. This is a 50 percent reduction in the annual cash retainer for fiscal year 2021; all cash retainers for fiscal year 2020 had been made as of February 1, 2020.

Item 7.01	Regulation FD Disclosure.

On May 12, 2020, the Company issued a press release announcing the proposed offering of $150 million aggregate principal amount of convertible senior notes due 2025 (the “Notes”) in a private placement, and the related grant to the initial purchasers of the Notes of an option to purchase up to an additional $22.5 million aggregate principal amount of Notes in the private placement.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This report does not and will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state. Any offer of the Notes will be made only by means of a private offering memorandum, dated as of May 12, 2020 (the “Offering Memorandum”). The Offering Memorandum includes certain additional information, including the information attached hereto as Exhibit 99.2, which is incorporated by reference herein.

On May 12, 2020, the Company issued a press release regarding its entry into the Second Amendment, including certain preliminary, unaudited financial results as of and for the three months ended April 30, 2020 and disclosing the Company’s suspension of its previously announced annual guidance in light of the continued uncertainties resulting from the impacts of the COVID-19 pandemic. The full text of the press release is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

The information furnished with this report, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in Item 8.01 below or as otherwise expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company is supplementing the risk factors previously disclosed in its most recent periodic reports filed under the Exchange Act with the disclosure under the heading “Risk Factors” in Exhibit 99.2, which is incorporated herein by reference. The information under the heading “Recent Developments—Updates Regarding COVID-19” is also incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID-19 pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter, as further updated by this Current Report on Form 8-K. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01     Financial Statements, Pro-Forma Financial Information and Exhibits

(d) Exhibits

Exhibit 10.1	Second Amendment, dated as of May 11, 2020, among the Company, its subsidiary obligors party thereto, Bank of America, N.A. as administrative agent, swing line lender and L/C issuer and the lenders party thereto

Exhibit 99.1	Press Release, dated May 12, 2020, regarding proposed convertible notes offering

Exhibit 99.2	Certain other information included in the Offering Memorandum

Exhibit 99.3	Press Release, dated May 12, 2020

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

By:	/s/ Shaun M. Blakeman
Shaun M. Blakeman
Chief Financial Officer

Dated: May 12, 2020